================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Eufaula BancCorp. Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

                            EUFAULA BANCCORP, INC.
                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 12, 1998

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Eufaula BancCorp, Inc. (the "Company"), a Delaware corporation, will be held at the Shorter Mansion, 340 North Eufaula Avenue, Eufaula, Alabama, on Tuesday, May 12, 1998 at 5:00 p.m., central daylight time, for the following purposes:

     1. To elect the one nominee named in the Proxy Statement as a director to serve for a term of three years or until his successor has been elected and qualified;

     2. To ratify the appointment of Mauldin & Jenkins, LLC as the Company's independent auditors for 1998;

     3. To ratify and approve the Eufaula BancCorp, Inc. Director Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof but which is not now anticipated.

     Details respecting these matters are set forth in the accompanying Proxy Statement. Only stockholders of record at the close of business on March 31, 1998, will be entitled to notice of and a vote at the annual meeting. Commencing 10 days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to examination by any stockholder at the Company's principal office at 218-220 Broad Street, Eufaula, Alabama, during ordinary business hours for any purpose germane to the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. THE PROXY MAY BE REVOKED BY YOUR VOTE IN PERSON AT THE MEETING, BY YOUR EXECUTION AND SUBMISSION OF A LATER DATED PROXY PRIOR TO ANY VOTE TAKEN, OR BY YOUR GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                 By Order of the Board of Directors


                                 /s/Gloria Hagler
                                 -----------------------------------------------
April 12, 1998                   Secretary

                            EUFAULA BANCCORP, INC.
                             218-220 BROAD STREET
                            EUFAULA, ALABAMA 36072
                           TELEPHONE: (334) 687-3581

                                PROXY STATEMENT
                    FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement and the accompanying proxy are furnished on or about April 12, 1998, by Eufaula Bancorp, Inc. (the "Company"), to the holders of record of common stock of the Company in connection with the Company's annual meeting of stockholders, and any adjournments thereof, to be held on Tuesday, May 12, 1998, at 5:00 p.m. central daylight time, at the Shorter Mansion, 340 North Eufaula Avenue, Eufaula, Alabama. The matters to be considered and acted upon, including the election of directors, are described herein.

     The Company is a Delaware corporation and is a bank holding company under the Bank Holding Company Act of 1956, as amended. The Company operates two wholly-owned subsidiary banks, Southern Bank of Commerce ("Southern Bank") with offices in Eufaula and Montgomery, Alabama, and First American Bank of Walton County ("American Bank"), located in Santa Rosa Beach, Florida.

     The board of directors of the Company recommends the election of the director-nominee named in this Proxy Statement and the approval of the other proposals described in this Proxy Statement.

     The enclosed proxy is solicited on behalf of the board of directors of the Company and is revocable at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of the Company, or by executing and submitting a later dated proxy prior to any vote taken, or by voting in person at the annual meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR the director-nominees named herein, FOR ratification of auditors and FOR approval of the Director Stock Option Plan, and such proxies will also be voted in accordance with the discretion of the proxy holders as to any other matters that may come before the meeting.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, and banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to the principals and to obtain authorization of the execution of proxies. The Company may, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals.

STOCKHOLDERS ELIGIBLE TO VOTE

     This Proxy Statement is furnished to the holders of Common Stock who were holders of record as of the close of business on March 31, 1998 (the "Record Date"). Only those holders are eligible to vote at the meeting.

     Votes will be tabulated and counted by one or more inspectors of election appointed by the Chairman of the Board of the Company. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast on any proposal. Such proxies will be counted for purposes of determining a quorum at the meeting. A quorum consists of a majority of the shares of Common Stock outstanding.


                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     As of the Record Date, the Company had issued and outstanding 2,103,916 shares of Common Stock with approximately 305 stockholders of record. Each such share is entitled to one vote. The Company's profit sharing plan holds 31,929 of these shares for the account of employees of the Company and its subsidiaries. In addition, as of that date, 109,500 shares of Common Stock were subject to issue upon the exercise of options pursuant to the Company's stock option plans. There are currently 5,000,000 shares of Common Stock authorized.

PRINCIPAL STOCKHOLDERS

     The following table shows those persons who are known to the Company to be beneficial owners as of the Record Date of more than five percent of the Company's outstanding Common Stock:

                     Shares of Company Beneficially Owned
                     ------------------------------------

   Name and Address        Common Stock   Percentage of Class Outstanding (1)
   ----------------        ------------   -----------------------------------
Robert M. Dixon             243,803 (2)                 11.59%
Post Office Box 280
Eufaula, Alabama 36072

Michael C. Dixon            244,505 (3)                 11.62%
Post Office Box 280
Eufaula, Alabama 36072

Greg B. Faison              135,165 (4)                  6.25%
Post Office Box 1269
Eufaula, Alabama 36072

      (1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both, including the right to acquire beneficial ownership within 60 days. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial Ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. The percentages are based upon 2,103,916 shares of Common Stock outstanding plus for each person listed the number of shares of Company common stock which such person has a right to acquire within 60 days under the Company's stock option plan.

     (2) Includes 12,783 shares owned by Mr. Dixon's wife and 4,094 shares out of a total of 8,188 shares held in the M.C. Dixon testamentary trust over which Mr. Dixon has voting control as co-trustee. See footnote (3).

     (3) Includes 9,249 shares owned by Mr. Dixon's wife, 4094 shares out of a total of 8,188 shares held in the M.C. Dixon testamentary trust over which Mr. Dixon has voting control as co-trustee, and 12,324 shares held as custodian for his children. See footnote (2).

     (4) Includes 60,000 shares of Common Stock subject to options currently exercisable under the Company's stock option plan, 5,236 shares held for his account in the Company's employee profit sharing plan and 600 shares held as custodian for his children.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates for each director, certain executive officers, and all executive officers and directors of the Company as a group the number of shares of outstanding Common Stock of the Company beneficially owned on the Record Date.

                         Shares of the Company Beneficially Owned
                         ----------------------------------------

        Name                            Common Stock   Percentage of Class Outstanding (1)
        ----                            ------------   -----------------------------------
Michael C. Dixon                        244,505 (2)                 11.62%

Robert M. Dixon                         243,803 (3)                 11.59%

Greg B. Faison **                       135,165 (4)                  6.25%

James J. Jaxon, Jr.                      16,724                        *

Janis R. Biggers                          5,589                        *

Thomas A. Harris                            287                        *

Frank McRight                             2,523                        *

All Executive Officers & Directors      648,596                     29.97% (5)
as a Group (7 Persons)

__________________
*Represents less than one percent.
** Chief Executive Officer

     (1) See footnote (1) to the table above at "Principal Stockholders" for a definition of "Beneficial Ownership."

     (2) See footnote (2) to the table above at "Principal Stockholders."

     (3) See footnote (3) to the table above at "Principal Stockholders."

     (4) See footnote (4) to the table above at "Principal Stockholders."

     (5) Percentage for the group is calculated by including 60,000 shares as outstanding shares subject to options.


                             ELECTION OF DIRECTORS
                         (Proposal 1 on the Proxy Card)

     The Company recommends that the stockholders elect the one person named below to hold office for the term of three years or until his successor is elected and qualified. The Company's Restated Certificate of Incorporation provides that the number of directors which shall constitute the entire board shall be fixed from time to time by resolutions adopted by the board, but shall not be less than three nor more than fifteen persons. The board has fixed the number at 7.

     The Company's Restated Certificate of Incorporation provides for the election of directors to terms of three years, with approximately one-third of the total directors to be elected each year.

     Proxies cannot be voted for a number of directors greater than one.

     If, prior to the voting at the annual meeting, any person to be elected a director is unable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the members of the board of directors may recommend. Company management knows of no reason why any person would be unable to serve as a director.

     Assuming a quorum is present at the meeting, a plurality of the votes cast will be sufficient to elect the directors. On the proxy card, voting for directors is Proposal 1.

     The following table provides certain biographical information about the director to be elected and about the directors whose terms expire in 1999 and 2000. Executive officers serve at the discretion of the board of directors.

Name, Age and Year        Position and Offices                   Present and
Became Director or        Held with the Company              Principal Occupation
Executive Officer           and Subsidiaries                 for Last Five Years
-----------------           ----------------

                Director-Nominee to be Elected for Term Expiring in 2001
                --------------------------------------------------------
Greg B. Faison *     President, CEO, Director,        President, CEO, Director
50, 1988             the Company; CEO and Director    the Company; CEO and Director
                     Southern Bank; Director,         Southern Bank; Director,
                     American Bank                    American Bank

                     Remaining Directorss Whose Terms Expire in 1999
                     -----------------------------------------------

Michael C. Dixon **  Director, the Company            Co-Owner, Dixon
56, 1988             Director, American Bank          Lumber Company,
                                                      Eufaula, Alabama

Robert M. Dixon **   Director, the Company            Co-Owner, Dixon
65, 1988             (Chairman of the Board)          Lumber Company,
                                                      Eufaula, Alabama

James J. Jaxon, Jr.  Director, the Company            Mayor, City of Eufaula;
50, 1988             Director, Southern Bank          Owner, J.J. Jaxon Company
                                                      (Monument Company)
                                                      Eufaula, Alabama

                     Remaining Directors Whose Terms Expire in 2000
                     ----------------------------------------------

Janis R. Biggers     Director, the Company            Accountant,
46, 1993                                              Eufaula, Alabama

Thomas Harris        Director, the Company            President and
49, 1996                                              Chief Executive Officer,
                                                      Merchant Capital Investments, Inc.
                                                      (investment banking)
                                                      Montgomery, Alabama

Frank McRight        Director, the Company            Attorney, McRight,
58, 1996                                              Jackson, Dorman,
                                                      Myrick & Moore, LLC,
                                                      Mobile, Alabama; of counsel,
                                                      Lanier Ford Shaver & Payne, P.C.,
                                                      Huntsville, Alabama since 1998

*    Indicates that the director is also an executive officer.

**   Michael C. Dixon and Robert M. Dixon are brothers.

     Of the directors listed above, Thomas Harris serves as a director of Cotton States Insurance, a company whose securities are publicly traded or are registered under the Securities Exchange Act of 1934.

     There is an Audit Committee of the Board of Directors presently consisting of Janis Biggers, Chairperson, James J. Jaxon, Jr. and Frank McRight. The Board of Directors has decided that there shall be an audit committee composed of not less than three directors appointed by the board annually or more often, none of whom shall be active officers of the Company, whose duty it shall be to make an examination at least once each year into the affairs of the Company and to report the results of their examination in writing to the board at the next regular meeting. The audit committee may make recommendations to the board of directors or the policy and procedures committee and, with the approval of the board of directors, may employ an independent qualified firm of certified public accountants. The audit committee was created in January 1998 and has not yet met.

     The Company does not have a nominating committee. Janis Biggers and Frank McRight have been appointed to a newly created compensation committee for 1998. This committee will make recommendations regarding compensation matters and administer various stock plans of the Company.

     During 1997, the board of directors met 13 times. All directors attended 75% or more of these meetings, plus meetings of committees of the board on which they served.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Form 5s which are filed with the SEC annually.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during 1997 all filings applicable to its officers, directors and greater than ten-percent beneficial owners were made timely.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors, officers and principal stockholders of the Company and their affiliated interests were customers of and had transactions with the Company's subsidiary banks in the ordinary course of business during the past year; additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments by the Company's subsidiary banks, all of which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table presents for the last three fiscal years of the Company the compensation paid to the Chief Executive Officer of the Company. The total annual salary and bonus for 1997 for each of the other executive officers did not exceed $100,000.

                                     Annual Compensation
                                     -------------------

   Name and Principal                                     Other
   ------------------             Salary     Bonus       Annual         All other
        Position           Year     ($)       ($)     Compensation   Compensation(1)
        --------           ----  ---------  --------  ------------   ---------------
                           1997  $116,820   $40,000      $2,797          $10,780

Gregory B. Faison,         1996   111,258    55,953       2,898           10,508
President and
Chief Executive Officer
                           1995   105,960    52,779       2,898           10,936

     (1) Includes life insurance premiums paid on behalf of Mr. Faison and Company profit sharing plan contributions in the respective amounts of $2,780 and $8,000 for 1997, $2,486 and $8,022 for 1996 and $2,002 and $8,934 for 1995.


OPTIONS

     The Company has 285,000 shares of Common Stock currently subject to options. Of these shares, 109,500 are currently exercisable, and the remainder become exercisable once a year in January according to a vesting schedule. Also, 165,000 shares of Common Stock are available to be granted under the Company's 1994 stock option plan, but are not currently subject to options. No options were granted by the Company in 1997.

     The following table shows certain information respecting exercised and unexercised options for Common Stock held by the Company's executive officer named above in the Summary Compensation Table.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                      Number of Securities    Value of Unexercised
                                                           Underlying             In-the-Money
                                                       Unexercised Options         Options at
                                                      at December 31, 1997     December 31, 1997
                                                      --------------------    --------------------
      Name           Shares Acquired      Value           Exercisable/            Exercisable/
      ----           On Exercise (#)   Realized ($)       Unexercisable          Unexercisable
                     ---------------   ------------       -------------          -------------
Gregory B. Faison         8,000          $97,520         45,000/75,000(1)           $ 663,750/
                                                                                    1,106,250

     (1) Mr. Faison holds options to acquire 120,000 shares of Common Stock of the Company; 60,000 of these shares are exercisable as of the date of this Proxy Statement (including 15,000 which became exercisable on January 1, 1998) and the remainder become exercisable at the rate of 15,000 shares on January 1 of each year hereafter through March 31, 2002. These shares reflect a 3 for 2 stock split which took place on November 15, 1997 and a 2 for 1 stock split which took place on December 12, 1996.

NON-QUALIFIED SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENTS

     The Company has entered into a non-qualified supplemental retirement benefit agreement with Greg B. Faison. Pursuant to this agreement, which is fully financed by life insurance, the Company has agreed to pay Mr. Faison a benefit upon his retirement, death or termination of his service as a director of Southern Bank. The benefit paid by the Company to the beneficiaries of Mr. Faison by reason of his death shall be an amount equal to the value of his liability reserve account, if any, at the time of his death. The annual benefit to be paid by reason of his retirement or termination of his service as a director of Southern Bank shall commence at the time of his retirement or age 65 whichever occurs later and shall be an amount determined by a formula that depends upon future events. This benefit will be paid each year for the life of Mr Faison and is currently projected to be approximately $68,360.00 in the first year with a small increase in that amount thereafter.

     If there is a change of control of the Company and Mr. Faison's service on the board of directors of the Company is subsequently terminated, Mr. Faison shall receive the benefits provided for under the agreement in the event of his retirement as if he had continuously served until retirement. All death benefits under the agreement will continue to be available. A change of control under the agreement is defined as the cumulative transfer of more than 50 percent of the voting stock of the Company from the date of the agreement (July 23, 1996) excluding transfers on account of death, gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Company.

     Four other directors of the Company have similar agreements. The aggregate benefits to be paid to these directors as a group, excluding Mr. Faison, at retirement are approximately $194,732 in the aggregate.

     Mr. Faison is also a party to an endorsement split dollar agreement that will provide a life insurance benefit to his beneficiary in an amount that is projected to be between $430,000 and $850,000 depending upon the time of his death. The Company is the owner and beneficiary of the life insurance policy that is the subject of this agreement and has by endorsement given Mr. Faison the right to designate the beneficiary of 80% of the net-at-risk life insurance portion of that policy. The net-at-risk insurance portion of the policy is defined as the difference between the total death benefit of the policy and the policy's cash surrender value.

DIRECTOR COMPENSATION

     The policy of the Company is that the directors of the Company who are not employees of the Company receive a fee of $6,500 annually, plus $200 for each board meeting attended. Members of committees receive fees of $200 for each committee meeting attended. The Board of Directors approved a plan in March 1998 pursuant to which the directors may, in lieu of receiving their director fees in cash, acquire shares of the Company's common stock in cash at the fair market value of such shares. Shares will be acquired by the Company for such directors in open market purchases.

     In addition, the Company has a stock purchase plan for directors pursuant to which a director may purchase at market value shares of Company Common Stock in $50 monthly increments up to $200 per month. The Company will contribute 50% of each director's monthly contribution for the purpose of purchasing additional shares for such director.

     As described immediately above, the directors also have supplemental retirement agreements with the Company.

     For a description of a proposed plan pursuant to which non-employee directors would receive options respecting Company Common Stock, see "APPROVAL OF DIRECTOR STOCK OPTION PLAN."

                            RATIFICATION OF AUDITORS
                         (Proposal 2 on the Proxy Card)

     Mauldin & Jenkins, LLC, Albany, Georgia, has been appointed independent auditors to make the annual audit of the consolidated financial statements of the Company and its subsidiaries for the year 1998, upon ratification of that appointment by the shareholders. Mauldin & Jenkins, LLC has acted as the Company's independent auditors since 1985. The Company has been advised by such firm that to the best of its knowledge no member of the firm has any direct or indirect material financial interest in the Company or any of its subsidiaries, nor has any such member had any connection during the past three years with the Company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee. Representatives of Mauldin & Jenkins, LLC will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will also be available to respond to appropriate questions.

     Ratification of the auditors requires the affirmative vote of a majority of the shares voting on the proposal at the annual meeting. The board of directors recommends a vote FOR this proposal.


                     APPROVAL OF DIRECTOR STOCK OPTION PLAN
                         (Proposal 3 on the Proxy Card)

     On March 20, 1998, the Board of Directors of the Company approved the Eufaula BancCorp, Inc. Director Stock Option Plan (the "Plan") for non-employee directors, subject to approval of the Company's stockholders at the annual meeting. A copy of the Plan is set forth at Exhibit A.

DESCRIPTION OF THE PLAN

     Purpose.  The purpose of the Plan is to provide stock based compensation to
     -------
non-employee directors of the Company in order to encourage the highest level of director performance and to promote long-term shareholder value by providing non-employee directors with a proprietary interest in the Company's success and progress through grants of options to purchase shares of the Company's Common Stock.

     Administration.  Options may be granted by and the Plan shall be
     --------------
administered by the Compensation Committee of the Board of Directors (the "Committee") which consists of Janis Biggers and Frank McRight. The Committee shall have authority to interpret the Plan and make rules or decisions necessary or appropriate for administration of the Plan.

     Grant of Options; Persons Eligible.  The shares of Common Stock to be
     ----------------------------------
delivered upon the exercise of options granted under the Plan shall be made available from the authorized but unissued shares of the Company's $1.00 par value Common Stock or from shares reacquired by the Company, including shares purchased in the open market. On April 6, 1998, the closing price for the Common Stock as quoted in the Nasdaq SmallCap Market was $17 3/8. The aggregate number of shares which may be issued upon the exercise of all options which may be granted under the Plan shall not exceed 200,000 shares of Common Stock.

     Options under the Plan may only be granted to non-employee directors of the Company. A non-employee director is each member of the Board who is not an employee of the Company or any of its subsidiaries on the date of each grant of options. The Company currently has seven directors, six of whom are non-employee directors. Under the Restated Certificate of Incorporation of the Company, the number of directors may be increased, and new directors who may be added to the Board would be eligible to receive options under the Plan if they are non-employee directors.

     Terms.  The price at which all options granted under the Plan must be
     -----
exercised is the fair market value of the Common Stock of the Company on the date of grant of each option. Options may be exercised in whole or in part at any time during the option period by paying the exercise price in full in either cash or unrestricted common stock of the Company.

     The Plan provides that options representing a maximum of 2,000 shares of Common Stock of the Company may be granted by the Committee to each non-employee director on the date of each annual meeting of stockholders. As part of its approval of the Plan, the Board of Directors approved grants of options to the existing non-employee directors on this basis for up to a maximum of ten years. Except as stated otherwise below, the term of each option granted is ten years from the date of grant and options do not become exercisable until the expiration of one year from the date of grant of the option. Options may not be transferred except by will or by the laws of descent and distribution and, during the lifetime of the person to whom granted, may be exercised only by such person.

     Upon the disability or death of a director, any options held by such person shall be immediately exercisable, and may thereafter be exercised by the optionee or, in the case of death, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the earlier of (i) the expiration of the stated term of such option or (ii) the expiration of three months after the death or disability of the optionee, as the case may be.

     If an optionee's status as a non-employee director with the Company terminates by reason of retirement, any options held by such optionee may thereafter be exercised, to the extent they are otherwise exercisable, until the earlier of (i) the expiration of the stated term of the options or (ii) the expiration of three months after the effective date of such optionee's retirement. If the retired optionee dies while any options are still outstanding, such options may be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the earlier of (i) the expiration of the stated term of the options or (ii) the expiration of three months after the death of the optionee.

     Upon the termination of a non-employee director with the Company for any reason other than disability, death or retirement, any options held by such optionee shall terminate as of the effective date of such non-employee director's termination.

     If a "Change of Control," as defined below, occurs, unless otherwise determined by the Committee or the Board in writing at or after the grant of options under the Plan, but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee or the Board in writing at or after the grant of options under the Plan (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), in the event of a "Potential Change of Control," as defined below:

          (i) any options previously awarded and outstanding under the Plan not previously exercisable and vested shall become fully exercisable and vested; and

          (ii) the value of all previously awarded and outstanding options shall, to the extent determined by the Committee or after grant, be cashed out on the basis of the "Change of Control Price" (as defined below) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control.

     For these purposes, a "Change of Control" means the happening of any of the following:

          (i) the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of
     Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Securities Exchange Act of 1934; or

          (ii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company through purchase of assets, or by merger, or otherwise.

     "Potential Change of Control" means the entering into an agreement by the Company the consummation of which would result in a Change of Control of the Company as defined above.

     "Change of Control Price" means the highest price per share paid in any transaction reported on Nasdaq or any national exchange on which the Common Stock is listed or the highest price per share offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee, except that, in the case of options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

     Amendment; Termination.  The Board of Directors of the Company may suspend
     ----------------------
or terminate the Plan or any portion thereof at any time, and the board may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a non-employee director with respect to options theretofore awarded, without such person's consent, or (b) without the approval of the stockholders (i) if such approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Securities Exchange Act of 1934; or (ii) to increase the maximum number of shares subject to the Plan, increase the maximum number of shares issuable to any non-employee director under the Plan, or change the definition of persons eligible to receive awards under the Plan, or (c) if the Plan has been amended within the preceding six (6) months, unless such amendment is necessary to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder.

TAX CONSEQUENCES

     The Plan is not an"incentive stock option plan" under Section 422 of the Internal Revenue Code of 1986, as amended. Thus, upon the exercise of an option under the Plan, ordinary income will result to the grantee equal to the difference between the fair market value of the stock received upon exercise of the options and the exercise price of the option. The Company would be entitled to a tax deduction equal to the amount of any ordinary income accruing to the optionee.

PLAN BENEFITS

     Assuming all six non-employee directors remain eligible to receive options under the Plan, such persons at the end of the ten year period commencing with the date of the 1998 annual meeting of stockholders of the Company will each receive options respecting a total of 20,000 shares of common stock.

     The following table shows the benefits to be received under the plan by the persons indicated.

                    Director Stock Option Plan
                    --------------------------

Name and Position                Dollar Values    Number of Units
-----------------                -------------    ---------------
Greg B. Faison,                       $ 0               0
President and CEO and
Director

All other executive officers          $ 0               0
as a group

All current directors who are          (1)          120,000(2)
not executive officers as a
group (6 persons)

Non-executive officer                 $ 0               0
employees

________________

     (1) It is not possible to determine the current benefits available to holders of options. If options respecting 2,000 shares had been granted to one non-employee director on April 8, 1997, the date of the 1997 annual meeting of stockholders, and if the market price of the option for such shares on that date had been $20,656.25, which was the fair market value of 2,000 shares of the Company's Common Stock on that date, the value of such options would have been $37,500.00 on December 31, 1997, based upon the fair market value of 2,000 shares on that date.

     (2) This number represents the aggregate number of shares to be issued
during a ten year period to six directors .   Each non-employee director shall
be entitled to receive options respecting 2,000 shares of common stock each year for ten years.

VOTE REQUIRED FOR APPROVAL

     Approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock present and voting at the annual meeting.

     Because the Plan contemplates that each non-employee director may be granted options each year for ten years to acquire up to a maximum of 2,000 shares of Common Stock at an option price equal to the fair market value of the common stock on the date of grant, approval of the Plan by the Company's stockholders represents approval of such individual grants of options by the Board of Directors.

     The Board of Directors recommends that you vote FOR approval of the Plan.

                           PROPOSALS OF STOCKHOLDERS

     Subject to certain rules of the SEC, proposals by shareholders intended to be presented at the Company's 1999 annual meeting of shareholders must be received at the Company's principal executive offices not less than 120 calendar days in advance of April 12, 1999, for inclusion in the proxy or information statement relating to the 1999 annual meeting.

     The Company's bylaws were recently amended by the Board of Directors of the Company to provide that the Company's annual meeting of shareholders shall be held on the third Wednesday of May of each year.

                      STOCKHOLDER NOMINATIONS FOR DIRECTOR

     In addition to the right of the Board of Directors to select nominees for director elections, stockholders may nominate persons to serve as directors by following the procedures set forth in the Company's Restated Certificate of Incorporation. The Restated Certificate of Incorporation provides that in order to make a nomination, the stockholder must be entitled to vote for the election of directors and must provide advance notice to the Company of a proposed nomination. The notice must be provided not less than 14 days nor more than 50 days prior to any meeting of stockholders at which directors are to be elected; and the notice must set forth (i) the name, age, citizenship, business address and residence address of each nominee proposed; (ii) the principal occupation or employment of each nominee for the five years preceding such meeting; (iii) the number of shares of stock of the Corporation which are owned directly or indirectly, by each such nominee; and (iv) all such other information with respect to each such nominee as is required to be disclosed in a proxy statement soliciting votes with respect to the election of directors which complies with the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     The stockholder making the nomination must be present in person or by proxy at the meeting of the stockholders called for the election of directors. The chairman of the meeting has the right to determine whether the stockholder has followed properly the foregoing procedures.

                                 OTHER MATTERS

     The Company does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ITS STOCKHOLDERS, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE ACCOMPANYING FINANCIAL STATEMENTS AND SCHEDULES, REQUIRED TO BE FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 1997. COPIES OF THE EXHIBITS TO SUCH REPORT WILL ALSO BE AVAILABLE UPON PAYMENT OF A REASONABLE FEE FOR COPYING CHARGES. REQUESTS SHOULD BE MADE TO:

                                 Gloria Hagler
                            Secretary and Treasurer
                             Eufaula BancCorp, Inc.
                              Post Office Box 1269
                          Eufaula, Alabama 36072-1269
                            Telephone: 334/687-3581

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

     YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND SUBMITTING A LATER DATED PROXY PRIOR TO ANY VOTE TAKEN, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

April 12, 1998
Eufaula, Alabama

                                                                       EXHIBIT A



                            EUFAULA BANCCORP, INC.
                          DIRECTOR STOCK OPTION PLAN


SECTION 1.     PURPOSE OF THE PLAN.
               -------------------

               The purpose of the Eufaula BancCorp, Inc. Stock Option Plan (the "Plan") is to provide stock based compensation to non-employee directors of Eufaula BancCorp, Inc. (the "Company") in order to encourage the highest level of director performance and to promote long-term shareholder value by providing such directors with a proprietary interest in the Company's success and progress through grants of options ("Options") to purchase shares of the Company's $1.00 par value common stock ("Common Stock").

SECTION 2.     CERTAIN DEFINITIONS.
               -------------------

               (a) "Board" means the Board of Directors of the Company.

               (b) "Change of Control" has the meaning set forth in Section 7(b) hereof.

               (c) "Change of Control Price" shall have the meaning set forth in
     Section 7(d) hereof.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means the Compensation Committee of the Board.

               (f) "Common Stock" means the $1.00 par value common stock of the Company.

               (g) "Company" means Eufaula BancCorp, Inc., a Delaware corporation, and any successors to such corporation.

               (h) "Disability" means a permanent and total disability as determined under procedures established by the Committee for purposes of the Plan. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

               (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (j) "Fair Market Value" means, as of any given date, the closing price of the Common Stock on any other national exchange on which the Common Stock is listed or on

     NASDAQ. If there is no regular public trading market for such stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

               (k) "Non-Employee Director" means each member of the Board who is not an employee of the Company or any of its subsidiaries at the date of each grant or award.

               (l) "Options" means options to purchase shares of Common Stock granted pursuant to Section 6 of the Plan.

               (m) "Plan" means the Eufaula BancCorp, Inc. Director Stock Option Plan.

               (n) "Potential Change of Control" has the meaning set forth in
     Section 7(c) hereof.

               (o) "Rule 16b-3" means Rule 16b-3, as currently in effect or as hereinafter amended or modified, promulgated under the Exchange Act.

SECTION 3.     ADMINISTRATION OF THE PLAN.
               --------------------------

               The Plan shall be administered by the Committee of the Board of Directors of the Company. The Committee shall have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.

SECTION 4.     COMMON STOCK SUBJECT TO THE PLAN.
               --------------------------------

               The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 200,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been optioned cease to be subject to option, such shares shall again be available for distribution in connection with future awards under the Plan.

               In the event of any merger, reorganization, consolidation, recapitalization, Common Stock dividend, or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

SECTION 5.     PARTICIPATION.
               -------------

               Each Non-Employee Director shall be eligible to participate in the Plan.

SECTION 6.     NON-QUALIFIED STOCK OPTIONS.
               ---------------------------

               (a) General. Options granted to Non-Employee Directors under the Plan shall be options which are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.

               (b) Annual Grant of Options. The Committee may grant Options covering up to a maximum of 2,000 shares of Common Stock of the Company to each Non-Employee Director on the date of the annual meeting of the Company's stockholders each year for a period of up to a maximum of ten
     (10) years commencing with the first annual meeting at which the Plan is approved by the Company's stockholders. In the event a Non-Employee Director terminates his service with the Company for any reason prior to the end of such ten (10) year grant period, the Non-Employee Director shall no longer be eligible for grants of any future Options under the Plan and all prior Options shall become exercisable in accordance with Section 8 hereof.

               (c) Terms of Options. Options granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                   (i) Option Price. The option price per share of Common Stock purchasable under an Option shall be 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option.

                   (ii) Option Term. Each Option shall be exercisable for a term of ten (10) years from the date such Option is granted (subject to prior termination as hereinafter provided).

                   (iii) Exercisability. Except as provided in Sections 7 and 8, Options shall not become first exercisable by their terms until the expiration of one (1) year from the date of the grant of the Option.

                   (iv) Method of Exercise. Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. Payment in full or in part may also be made in the form of unrestricted Common Stock already owned by the optionee (based on the Fair Market Value of the Common Stock on the date the Option is exercised). No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have the right to dividends or other rights of a stockholder with respect to shares subject to an Option for which the optionee has given written notice of exercise and has paid in full for such shares.

                   (v) Non-transferability of Options; Exception. Except as otherwise set forth in this Section 6(v), no Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee shall have the discret ionary authority, however, to grant Options which would be transferable to members of an optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of Section 8, a transferred Option may be exercised by the transferee only to the extent that the optionee would have been entitled had the option not been transferred.

SECTION 7.     CHANGE OF CONTROL.
               -----------------

               The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section 7:

               (a) In the event of a "Change of Control," as defined in Section 7(b) below, unless otherwise determined by the Committee or the Board in writing at or after the grant of awards hereunder, but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee or the Board in writing at or after the grant of awards hereunder (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination) in the event of a "Potential Change of Control," as defined in Section 7(c) below:

                   (i) any Options previously awarded and outstanding under the Plan not previously exercisable and vested shall become fully exercisable and vested; and

                   (ii) the value of all previously awarded and outstanding Options shall, to the extent determined by the Committee or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in Section 7(d) below) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control.

               (b) For purposes of this Section 7, a "Change of Control" means the happening of any of the following:

                   (i) the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of
          Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act; or

                   (ii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company through purchase of assets, or by merger, or otherwise.

               (c) For purposes of this Section 7, a "Potential Change of Control" means the entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in Section 7(b) above.

               (d) For purposes of this Section 7, "Change of Control Price" means the highest price per share paid in any transaction reported on NASDAQ or any national exchange on which the Common Stock is listed or the highest price per share offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee, except that, in the case of Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Options.

SECTION 8.     TERMINATION OF DIRECTORSHIP.
               ---------------------------

               (a) Termination by Reason of Disability or Death. Upon the termination of a Non-Employee Director by reason of Disability or death, any Options held by such optionee shall be immediately exercisable, notwithstanding the provisions of Section 6 hereof, and may thereafter be exercised by the optionee or, in the case of death, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the earlier of (i) the expiration of the stated term of such Options or (ii) three (3) months following the date of death or Disability of the optionee, as the case may be.

               (b) Termination by Reason of Retirement. If an optionee's status as a Non-Employee Director with the Company terminates by reason of retirement, any Options held by such optionee may thereafter be exercised, to the extent exercisable under the provisions of Section 6 hereof, until the earlier of (i) the expiration of the stated term of the Options or (ii) three (3) months following the effective date of such optionee's retirement. If the retired optionee dies while any Options are still outstanding, such Options may be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the earlier of (i) the expiration of the stated term of the Options or (ii) three (3) months following the death of the optionee.

               (c) Other Termination. Upon the termination of a Non-Employee Director with the Company for any reason other than Disability, death or retirement, any Options held by such optionee shall terminate as of the effective date of such Non-Employee Director's termination.

SECTION 9.     TERMINATION OR AMENDMENT OF THE PLAN.
               ------------------------------------

               The Board may suspend or terminate the Plan or any portion thereof at any time, and the Board may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a Non-Employee Director with respect to Options theretofore awarded, without such person's consent, or (b) without the approval of the stockholders (i) if such approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act; or
(ii) to increase the maximum number of shares subject to this Plan, increase the maximum number of shares issuable to any Non-Employee Director under this Plan, or change the definition of persons eligible to receive awards under this Plan, or (c) if the Plan has been amended within the preceding six (6) months, unless such amendment is necessary to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder.

SECTION 10.    SECTION 16.
               ----------

              It is intended that the Plan and any grants made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any award hereunder would disqualify the Plan or such award, or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

SECTION 11.    GENERAL PROVISIONS.
               ------------------

               (a) No Right of Continued Service. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for reelection by the Company's stockholders.

               (b) Payment of Taxes. An optionee shall, no later than the date as of which the value of any portion of the Option first becomes includable in the optionee's gross income for federal income tax purposes, make arrangements satisfactory to the Committee regarding payment of any federal, state, local or FICA taxes of any kind required by law to be withheld with respect to the Option.

               (c) Shares. The shares of Common Stock issued upon the exercise of Options under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

               (d) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company or a Non-Employee Director, including, without limitation, liability under Section 16(b) of the Exchange Act.

               (e) Effective Date of Plan. The Plan shall be effective on the date it is approved by a majority vote of the holders of the Company's Common Stock.

               (f) Term of Plan. No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but awards granted prior to such date may extend beyond that date.

               (g) Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

               (h) Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

               (i) Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Non-Employee Director, and all rights granted to the Company hereunder, shall be binding upon the Non-Employee Director's heirs, legal representatives and successors.

                      SOLICITED BY THE BOARD OF DIRECTORS

                                     PROXY
                                 Common Stock
                             Eufaula BancCorp, Inc.
                         Annual Meeting of Stockholders
                                 May 12, 1998

     The undersigned hereby appoints Greg B. Faison and Gloria Hagler, and either of them, or such other persons as the board of directors of Eufaula Bancorp, Inc., Inc. ("the Company"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of the Company at the annual meeting of stockholders to be held on May 12, 1998 and at any and all adjournments thereof.

     1.   Election of Director:

          Greg B. Faison

     [ ]  FOR all nominees listed except           [ ]  WITHHOLD authority to
          as marked to the contrary                     vote for all nominees

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST:

     2. To ratify and approve the appointment of Mauldin & Jenkins, LLC as auditors for the Company for 1998.

     ( )  For       ( )  Against       ( )  Abstain.

     3.   To approve the Company's Director Stock Option Plan.

     ( )  For       ( )  Against       ( )  Abstain.

     4. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, to vote for the election of any person as a director should any person named in the proxy statement to be elected be unable to serve or for good cause cannot serve and to vote upon matters incident to the conduct of the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING PROPOSAL 4.

                                  (TURN OVER)

Please sign and date this proxy.

Dated:___________________________________,1998

Phone No:
         --------------------------------



-----------------------------------------
(Signature of Stockholder)



-----------------------------------------
(Signature of Stockholder, if more than one)

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. Agents, executors, administrators, guardians and trustees must give full title as such. If shares are held jointly, each stockholder must sign. Corporations should sign by their President or authorized officer.